Novocure Reports Fourth Quarter and Full Year 2022 Financial Results and Provides Company Update

Full year 2022 net revenues of $538 million and fourth quarter net revenues of $128 million

Pivotal LUNAR study in non-small cell lung cancer met primary overall survival endpoint and a key secondary overall survival endpoint

Novocure completes enrollment of the pivotal PANOVA-3 study in pancreatic cancer

ROOT, Switzerland – Novocure (NASDAQ: NVCR) today reported financial results for the fourth quarter and full year ended December 31, 2022. Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer by developing and commercializing its innovative therapy, Tumor Treating Fields (“TTFields”).

“2022 was a year of solid execution for Novocure,” said William Doyle, Novocure’s Executive Chairman. “In 2022, we generated over half a billion dollars in net revenues, expanded our international footprint, introduced our next generation arrays and announced results from multiple, successful pilot studies; and we have excellent momentum to start 2023. We announced that our pivotal LUNAR study met its primary overall survival endpoint and we have now completed enrollment in our pivotal PANOVA-3 study in pancreatic cancer and are just two patients away from completing enrollment in our pivotal METIS study in brain metastases from non-small cell lung cancer. Our teams are executing well and their achievements are building the foundations for the future of Novocure. We are looking forward to an eventful 2023.”

“In my time at Novocure, I have never felt more engaged or excited,” said Asaf Danziger, Novocure’s Chief Executive Officer. “The positive top-line readout from the pivotal LUNAR study marked the beginning of a transformational 24 months for Novocure. LUNAR is the first of four pivotal studies we expect to read out in the next two years which could dramatically increase the number of patients eligible for Tumor Treating Fields.”

Financial updates for the full year and fourth quarter ended December 31, 2022:
•Total net revenues for the year were $537.8 million, an increase of 1% year-over-year.
•We recorded $32 million in revenue from the successful appeal of previously denied claims for Medicare fee-for-service beneficiaries billed prior to established coverage. We believe collections from previously denied claims were largely exhausted in 2022 and the remaining outstanding claims will take time to collect. As such, we expect future net revenue to more closely reflect core drivers of net revenue: number of active patients on therapy, duration of therapy, and net released price per month.

•Total net revenues for the quarter were $128.4 million, a decrease of 4% year-over-year.
•The United States, EMEA and Japan contributed $98.6 million, $17.0 million, and $7.9 million in quarterly net revenues, respectively.
•Net revenues were impacted by the volume of cash collections from aged claims in the U.S., the ongoing impact of German coverage updates and foreign exchange fluctuations.
•Revenue in Greater China from Novocure’s partnership with Zai Lab totaled $4.9 million.
•Gross margin for the quarter was 78%.
•Research, development and clinical studies expenses for the quarter were $54.8 million, a decrease of 4% from the same period in 2021.
•Sales and marketing expenses for the quarter were $49.6 million, an increase of 27% from the same period in 2021.
•General and administrative expenses for the quarter were $38.1 million, an increase of 23% from the same period in 2021.
•Net loss for the quarter was $37.3 million with loss per share of $0.36.
•Adjusted EBITDA* for the quarter was $(10.5) million.
•Cash, cash equivalents and short-term investments were $969.4 million as of December 31, 2022.
Operational updates for the fourth quarter ended December 31, 2022:
•As of December 31, 2022, there were 3,430 active patients on therapy, a decrease of 4% year-over-year. Active patients from North America, EMEA and Japan contributed 2,191, 870 and 369 active patients, respectively.
•1,373 prescriptions were received in the quarter, a decrease of 4% year-over-year. Prescriptions from North America, EMEA and Japan contributed 956, 312 and 105 prescriptions, respectively.

Quarterly updates and achievements:
•In February 2023, we announced that the final patient has been enrolled in the pivotal PANOVA-3 study in locally advanced pancreatic cancer.
•In January 2023, we announced the top-line results for our pivotal LUNAR study in NSCLC. The LUNAR study met its primary endpoint, demonstrating a statistically significant and clinically meaningful improvement in overall survival over standard therapies (either immune checkpoint inhibitors or docetaxel) alone. The LUNAR study also showed a statistically significant and clinically meaningful improvement in overall survival when patients were treated with TTFields and immune checkpoint inhibitors (“ICI”), as compared to those treated with ICI alone, and a positive trend in overall survival when patients were treated with TTFields and docetaxel versus docetaxel alone.
•Today, we are announcing the election of Dr. Allyson J. Ocean to the Board of Directors. Dr. Ocean serves as a medical oncologist and Associate Professor of Clinical Medicine at Weill Cornell Medicine.
•Following receipt of CE Mark for its new array in November 2022, Novocure successfully began treating patients through the company’s European limited market release. The new thinner and lighter arrays are designed for more efficient TTFields delivery and greater comfort for patients with glioblastoma.

Anticipated clinical milestones:
•Data from the pivotal LUNAR study in non-small cell lung cancer (1H 2023)
•Data from the pivotal INNOVATE-3 study in recurrent ovarian cancer (2H 2023)
•Top-line data from the pivotal METIS study in brain metastases (Q1 2024)
•Data from the pivotal PANOVA-3 study in locally advanced pancreatic cancer (2024)

Conference call details
Novocure will host a conference call and webcast to discuss fourth quarter and full year 2022 financial results at 8:00 a.m. EST today, Thursday, February 23, 2023. Analysts and investors can participate in the conference call by using the following registration link, and dial-in details will be provided.

The webcast, earnings slides presented during the webcast and the corporate presentation can be accessed live from the Investor Relations page of Novocure’s website, www.novocure.com/investor-relations, and will be available for at least 14 days following the call. Novocure has used, and intends to continue to use, its investor relations website, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Novocure
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Novocure’s commercialized products are approved in certain countries for the treatment of adult patients with glioblastoma, malignant pleural mesothelioma and pleural mesothelioma. Novocure has ongoing or completed clinical studies investigating Tumor Treating Fields in brain metastases, gastric cancer, glioblastoma, liver cancer, non-small cell lung cancer, pancreatic cancer and ovarian cancer.

Headquartered in Root, Switzerland and with a growing global footprint, Novocure has regional operating centers in Portsmouth, New Hampshire and Tokyo, as well as a research center in Haifa, Israel. For additional information about the company, please visit Novocure.com and follow @Novocure on LinkedIn and Twitter.

*Non-GAAP Financial Measurements
We measure our performance based upon a non-U.S. GAAP measurement of earnings before interest, taxes, depreciation, amortization and shared-based compensation ("Adjusted EBITDA"). We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because it helps investors compare the results of our operations from period to period by removing the impact of earnings attributable to our capital structure, tax rate and material non-cash items, specifically share-based compensation.

Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical study progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, environmental, regulatory and political conditions as well as issues arising from the COVID-19 pandemic and other more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 23, 2023, and subsequent flings with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Consolidated Statements of Operations
USD in thousands (except share and per share data)

	Three Months Ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Net revenues	$128,429	$133,213	$537,840	$535,031
Cost of revenues	28,888	29,687	114,867	114,877
Gross profit	99,541	103,526	422,973	420,154

Operating costs and expenses:
Research, development and clinical studies	54,820	56,931	206,085	201,303
Sales and marketing	49,629	38,982	173,658	137,057
General and administrative	38,070	31,011	132,753	126,127
Total operating costs and expenses	142,519	126,924	512,496	464,487

Operating income (loss)	(42,978)	(23,398)	(89,523)	(44,333)
Financial (expenses) income, net	10,420	(2,175)	7,677	(7,742)

Income (loss) before income tax	(32,558)	(25,573)	(81,846)	(52,075)
Income tax	4,745	885	10,688	6,276
Net income (loss)	$(37,303)	$(26,458)	$(92,534)	$(58,351)

Basic net income (loss) per ordinary share	$(0.36)	$(0.25)	$(0.88)	$(0.56)
Weighted average number of ordinary shares used in computing basic net income (loss) per share	105,026,945	103,884,288	104,660,476	103,433,274

Diluted net income (loss) per ordinary share	$(0.36)	$(0.25)	$(0.88)	$(0.56)
Weighted average number of ordinary shares used in computing diluted net income (loss) per share	105,026,945	103,884,288	104,660,476	103,433,274

Consolidated Balance Sheets
USD in thousands (except share data)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$115,326	$208,802
Short-term investments	854,099	728,898
Restricted cash	508	807
Trade receivables, net	86,261	93,567
Receivables and prepaid expenses	25,959	17,025
Inventories	29,376	24,427
Total current assets	1,111,529	1,073,526
Long-term assets:
Property and equipment, net	32,678	22,693
Field equipment, net	12,684	12,923
Right-of-use assets, net	23,596	18,267
Other long-term assets	11,161	12,086
Total long-term assets	80,119	65,969
Total assets	$1,191,648	$1,139,495

Consolidated Balance Sheets
USD in thousands (except share data)

	December 31,
	2022	2021
Liabilities and shareholders’ equity
Current liabilities:
Trade payables	$85,197	$72,600
Other payables, lease liabilities and accrued expenses	73,580	70,002
Total current liabilities	158,777	142,602
Long-term liabilities:
Long-term debt, net	565,509	562,216
Deferred revenues	2,878	6,477
Employee benefit liabilities	4,404	4,543
Long term leases	18,762	12,997
Other long-term liabilities	148	166
Total long-term liabilities	591,701	586,399
Total liabilities	750,478	729,001
Commitments and contingencies
Shareholders’ equity:
Share capital -
Ordinary shares - No par value, Unlimited shares authorized; Issued and outstanding: 105,049,411 shares and 103,971,263 shares at December 31, 2022 and December 31, 2021 respectively;	—	—
Additional paid-in capital	1,222,063	1,099,589
Accumulated other comprehensive loss	(2,433)	(3,169)
Accumulated deficit	(778,460)	(685,926)
Total shareholders’ equity	441,170	410,494
Total liabilities and shareholders’ equity	$1,191,648	$1,139,495

Non-U.S. GAAP financial measures reconciliation
USD in thousands

	Three months ended December 31,			Twelve months ended December 31,
	2022	2021	% Change	2022	2021	% Change
Net income (loss)	$(37,303)	$(26,458)	41%	$(92,534)	$(58,351)	59%
Add: Income tax	4,745	885	436%	$10,688	$6,276	70%
Add: Financial expenses (income), net	(10,420)	2,175	(579)%	$(7,677)	$7,742	(199)%
Add: Depreciation and amortization	2,700	2,667	1%	$10,624	$10,251	4%
EBITDA	$(40,278)	$(20,731)	94%	$(78,899)	$(34,082)	131%
Add: Share-based compensation	29,782	22,398	33%	$106,955	$94,900	13%
Adjusted EBITDA	$(10,496)	$1,667	(730)%	$28,056	$60,818	(54)%

Investors:
Ingrid Goldberg
investorinfo@novocure.com
610-723-7427

Media:
Leigh Labrie
media@novocure.com
610-723-7428